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                                                               EXECUTIVE VERSION

                                                                    EXHIBIT 4.37

                        THIRD AMENDMENT TO LOAN AGREEMENT


                  THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of November 5, 2002, is by and among Steelcase SAS, a Societe par Actions Simplifiee organized and existing under the laws of the Republic of France (the "Borrower"), Steelcase Inc., a Michigan corporation (the "Guarantor"), and Societe Generale, a bank organized and existing under the laws of the Republic of France, acting through its Chicago Branch (the "Lender").

                  WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Loan Agreement dated as of April 9, 1999, as amended by that certain First Amendment to Loan Agreement dated as of June 15, 2001, and as further amended by that certain Second Amendment to Loan Agreement dated as of November 9, 2001 (as further amended hereby and from time to time hereafter amended, restated, supplemented or otherwise modified and in effect, the "Loan Agreement"), pursuant to which the Lender has made certain loans to the Borrower; and

                  WHEREAS, the Borrower and the Guarantor have requested that the Lender amend certain provisions of the Loan Agreement, and the Lender is willing to so amend the Loan Agreement pursuant to the terms and conditions set forth in this Amendment.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                  1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                  2. Amendment of Loan Agreement. The Loan Agreement is hereby amended as follows:

                  (a) Section 1 of the Loan Agreement is amended by inserting the following new definition therein in alphabetical order:

                      "SFSI" shall mean Steelcase Financial Services Inc., a Michigan corporation, and a wholly-owned Subsidiary of the Guarantor.

                  (b) The definition of "Debt" in Section 1.15 is hereby amended to add the parenthetical phrase "(other than trade accounts payable arising in the ordinary course of business no more than 60 days past due)" after the phrase "property or services" in clause (i) thereof.

                  (c) Section 10.1.1 is hereby amended in its entirety to read as follows:

                      "10.1.1      Liens, Etc. The Guarantor will not create or
                      suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of the properties, income or assets of the Guarantor or such Subsidiary, whether now owned or hereafter acquired, in each case

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                           to secure or provide for the payment of any Debt of
                           any Person, unless the obligations of the Guarantor hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that the foregoing restriction shall not apply to the following Liens which are permitted:

                           (i) Liens on any property, income or asset of any Subsidiary of the Guarantor existing at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of becoming a Subsidiary);

                           (ii) purchase money Liens upon or in any property or asset acquired or held by the Guarantor or any Subsidiary in the ordinary course of business to secure the purchase price of such property or asset or to secure Debt incurred solely for the purpose of financing the acquisition of such property or asset (provided that the amount of Debt secured by such Lien does not exceed 100% of the purchase price of such property and transaction costs relating to such acquisition) and Liens existing on such property or asset at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); and the interest of the lessor thereof in any property that is subject to a capital lease;

                           (iii) any Lien securing Debt that was incurred prior to or during construction or improvement of property or within 365 days after the completion of such construction or improvement for the purpose of financing all or part of the cost of such construction or improvement, provided that (A) any such Lien shall extend solely to such property constructed or improved and (B) the amount of Debt secured by such Lien does not exceed 100% of the fair market value of such property after giving effect to such construction or improvement;

                           (iv) any Lien securing Debt that was incurred for the purpose of financing all or part of the manufacturing facility currently under construction in Kent County, Michigan, provided that (A) any such Lien shall extend solely to such facility and the property related thereto and (B) the amount of Debt secured by such Lien does not exceed an amount equal to the lesser of $70,000,000 and 100% of the fair market value of such facility and property after giving effect to completion of such construction;

                           (v) any Lien securing Debt of a Subsidiary owing to the Guarantor;

                           (vi) Liens resulting from any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Lien referred to in clauses (i), (ii),
                           (iii) and (iv) above so long as (x) the aggregate principal amount of such Debt shall not exceed the amount otherwise permitted in clauses (i), (ii),
                           (iii) or (iv), as relevant, as a result of such extension, renewal or replacement and (y) Liens resulting from any such extension, renewal or replacement shall

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                           cover only such property which secured the Debt that
                           is being extended, renewed or replaced;

                           (vii) Liens on receivables securing Debt of SFSI or any Subsidiary of SFSI, so long as the obligations of SFSI or such Subsidiary secured by such Liens are nonrecourse to the Guarantor or any of its Subsidiaries other than SFSI or such Subsidiary, provided that the Guarantor may enter into, and be liable in respect to, a limited performance guaranty regarding the accuracy of any customary representations and warranties made by SFSI or such Subsidiary in respect of such receivables and the billing, monitoring and collection functions of SFSI or such Subsidiary, as servicer, in respect of such receivables, and provided further that at any time, the aggregate outstanding amount of Debt of SFSI and its Subsidiaries that is secured by such receivables does not exceed $500,000,000; and

                           (viii) Liens other than Liens permitted in clauses
                           (i) through (vii) hereof, whether now existing or hereafter arising, securing Debt in an aggregate amount not exceeding $75,000,000."

                      (d) Section 10.2.3. Section 10.2.3 is hereby amended in its entirety to read as follows:

                      "10.2.3     Minimum Interest Coverage Ratio. The Guarantor
                      will not permit the ratio of (A) EBITDA to (B) interest expense of the Guarantor and its Subsidiaries on a consolidated basis, in each case for the four fiscal quarters ending on the last day of any fiscal quarter of the Guarantor to be: (i) in respect of the fiscal quarter ending November 22, 2002, less than 3.00:1.00; (ii) in respect of the fiscal quarter ending February 28, 2003, less than 3.50:1.00; (iii) in respect of the fiscal quarter ending May 30, 2003, less than 4.00:1.00; and (iv) in respect of any fiscal quarter ending after May 30, 2003, less than 4.50:1.00."

                      3. Representations and Warranties. In order to induce the Lender to enter into this Amendment, each of the Borrower and the Guarantor hereby represents and warrants to the Lender that:

                           (a)    Power; Authority. It is validly existing in
the jurisdiction in which it has been organized; it has the power and authority to enter into this Amendment; and this Amendment constitutes its legal, valid and binding obligations and is enforceable against it in accordance with its terms.

                           (b)    No Default. After giving effect to this
Amendment, no Event of Default shall have occurred and be continuing.

                      4. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon: (i) the Borrower delivering to the Lender this Amendment executed by the Borrower, the Guarantor and the Lender; and (b) the payment by, or on behalf of, the Borrower to the Lender of an amendment fee in the amount of $11,463.

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                  5.  Ratification. Each of the Guaranty and, except as
specifically amended hereby, the Loan Agreement shall remain unchanged and continue in full force and effect and the Borrower and the Guarantor hereby ratify and confirm the Guaranty and the Loan Agreement, as amended hereby. After the execution of this Amendment by all parties, any references to the "Loan Agreement" or the "Agreement" in the Loan Agreement, the Note, the Guaranty, the Participation Agreement or any other document in connection therewith shall be to the Loan Agreement, as amended hereby.

                  6.  Miscellaneous.

                      (a) Successors and Assigns. This Amendment shall be binding upon and shall be enforceable by the Borrower, the Lender and their respective permitted successors and assigns; provided that the Borrower shall have no right to assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

                      (b) Entire Agreement. This Amendment and all documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to this Amendment.

                      (c) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                      (d) Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                      (e) Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                      (f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law) without giving effect to the principles of conflicts of law.

                            [signature page follows]

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                  IN WITNESS WHEREOF, this Third Amendment to Loan Agreement has been duly executed as of the date first written above.

                                       STEELCASE SAS,
                                       as Borrower

                                       By:  /s/ Yvan Stehly
                                          ----------------------------------

                                       Name:    Stehly Yvan
                                            --------------------------------

                                       Title:  President
                                             -------------------------------


                                       STEELCASE INC.,
                                       as Guarantor

                                       By:  /s/ Gary P. Malburg
                                          ----------------------------------

                                       Name:    Gary P. Malburg
                                            --------------------------------

                                       Title:  V P & Treasurer
                                             -------------------------------


                                       SOCIETE GENERALE,
                                       as Lender

                                       By:  /s/ Eric E.O. Siebert Jr.
                                          ----------------------------------

                                       Name:    Eric E.O. Siebert Jr.
                                            --------------------------------

                                       Title:  Director
                                             -------------------------------

                      [Third Amendment to Loan Agreement]